EXHIBIT 10.2

FIRST AMENDMENT
TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into as of June 15, 2023, by and between IONIS PHARMACEUTICALS, INC., a Delaware corporation (“Seller”) and OXFORD I ASSET MANAGEMENT USA INC., a Delaware corporation (“Buyer”).

RECITALS:

A.       Seller and Buyer are parties to that certain Purchase and Sale Agreement dated as of October 20, 2022 (the “Purchase Agreement”) for the purchase and sale of certain real property located in Carlsbad, California, as more particularly set forth in the Purchase Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

               B.       Seller and Buyer desire to amend the Purchase Agreement as set forth herein.

             NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, and the Purchase Agreement is amended, as follows:

1.        Closing Date.  Notwithstanding anything to the contrary contained in the Purchase Agreement, the “Closing Date” shall be the date that is thirty (30) days following written agreement by Buyer and Seller that (a) the Development Conditions have been satisfied; and (b) the Buyer-Seller Lease (including all schedules and/or exhibits contemplated to be attached thereto) has been agreed upon and finalized in a manner satisfactory to Buyer and Seller.  If the Development Conditions have not been satisfied or the Buyer-Seller Lease (including all schedules and/or exhibits contemplated to be attached thereto) has not been agreed upon between Buyer and Seller and finalized on or before June 30, 2023 (the “Outside Approval Date”), then Buyer may, by delivering written notice to Seller within five (5) business days thereafter, (i) waive such condition and proceed with the Closing on a date designated by Buyer not later than thirty (30) days after such Outside Approval Date; (ii) terminate the Purchase Agreement whereupon Escrow Holder shall promptly return the Deposit to Buyer and neither Buyer nor Seller shall have any further rights or obligations under the Purchase Agreement, except for the Surviving Obligations, including without limitation the rights of Buyer pursuant to Section 3.4 of the Purchase Agreement; or (iii) extend the Outside Approval Date one (1) or more times to provide additional time for any such outstanding condition to be satisfied (such extension not to exceed sixty (60) days in the aggregate) whereupon Buyer shall continue to have the right to exercise its options pursuant to romanettes (i), (ii), and (iii) (if applicable) prior to the extended Outside Approval Date in accordance with the terms and conditions herein.  In furtherance of the foregoing, and notwithstanding anything in the Purchase Agreement to the contrary, Seller and Buyer agree to work diligently and in good faith to finalize the Buyer-Seller Lease as contemplated herein and (1) prior to the Outside Approval Date (as may be extended herein), Seller and Buyer shall respond to any submissions and/or requests for information in connection with finalizing the Pre-Closing Funding Agreement and the Buyer-Seller Lease (including all schedules and/or exhibits contemplated to be attached thereto) within two (2) business days of receipt of request therefor, and (2) except where a different period is expressly provided in the Work Letter to the extent incorporated herein by reference, commencing on the Outside Approval Date (as may be extended herein) and continuing thereafter, Seller and Buyer shall respond to any submissions and/or requests for information within five (5) days of receipt of request therefor.

2.        Outside Satisfaction Date.  From and after the date hereof, (i) all references to the term “Outside Satisfaction Date” in the Purchase Agreement shall be replaced with the term Outside Approval Date (as defined herein and as may be extended pursuant to the terms hereof), and (ii) Section 3.3(d) is hereby deleted in its entirety and of no further force or effect.

3.        Conflicts.  In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Purchase Agreement, the terms and provisions of this Amendment shall control.

4.       Ratification.  Except as specifically modified by this Amendment, the Purchase Agreement remains in full force and effect without modification, and the Purchase Agreement is hereby ratified and confirmed.

5.       Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. Each party has the right to rely upon a facsimile or emailed counterpart of this Amendment signed by the other party to the same extent as if such party received an original counterpart.

6.        Governing Law.  This Amendment shall be construed and the rights and obligations of Seller and Buyer hereunder determined in accordance with the internal laws of the State of California without regard to the principles of conflicts of law.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

SELLER:

IONIS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Elizabeth L. Hougen
Name:	Elizabeth. Hougen
Title:	CFO

BUYER:

OXFORD I ASSET MANAGEMENT USA INC.,
a Delaware corporation

By:	/s/ Tycho Suter
Name:	Tycho Suter
Title:	Vice President

By:	/s/ Kristen Binck
Name:	Kristen Binck
Title:	Vice President